Exhibit 10.4

THIS INSTRUMENT PREPARED BY
AND UPON RECORDATION RETURN TO:

Milbank LLP
55 Hudson Yards
New York, NY 10001

Attention: Kevin J. O’Shea, Esq.

Tax Identification Numbers:

Parcel 1 – 008-01538-00; Parcel 2 – 008-00954-00

(Space Above for Recorder’s Use)

FIRST PRIORITY MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT

From

GREEN PLAINS MOUNT VERNON LLC,
as Mortgagor

To

WILMINGTON TRUST, NATIONAL ASSOCIATION,

in its capacity as Trustee for the Holders,
as Mortgagee

________________________________________

Dated as of: February 9, 2021

Property:  8999 W. Franklin Road
Mount Vernon, Indiana 47620

County: Posey

THIS SECURITY INSTRUMENT (DEFINED HEREIN) CONSTITUTES A CONTINUOUSLY PERFECTED FIXTURE FILING WHEN FILED OF RECORD IN THE OFFICE OF THE RECORDER OF POSEY COUNTY, INDIANA, PURSUANT TO IND. CODE § 26-1-9.1-502 AND § 26-1-9.1-515, AND THE TERMS AND PROVISIONS HEREOF..

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING

This MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING (this “Mortgage”) is made as of February 9, 2021, by GREEN PLAINS MOUNT VERNON LLC, a Delaware limited liability company, having an address at c/o Green Plains, Inc., 1811 Aksarben Drive, Omaha Nebraska, 68106 (“Mortgagor”), to WILMINGTON TRUST, NATIONAL ASSOCIATION, having an address at 1100 N. Market Street, Wilmington, Delaware 19890, as trustee for the Holders (as defined in the Indenture (as defined below)) (in such capacity, together with its successors and assigns, “Mortgagee”).

W I T N E S S E T H:

WHEREAS, as of the date hereof, Green Plains SPE LLC, a Delaware limited liability company (“Issuer), has issued those certain Junior Secured Mezzanine Notes due 2026 (the “Initial Notes” and, together with any PIK Notes, collectively, the “Notes”), pursuant to that certain Indenture, dated as of the date hereof, by and among Issuer, as issuer, Green Plains, Inc., an Iowa corporation (“Guarantor”) and Secured Party, as trustee (as the same may be amended, supplemented, replaced or otherwise modified from time to time, the “Indenture”);

WHEREAS, Guarantor is the owner, directly or indirectly, of all of the Equity Interests in Issuer and Issuer is the direct owner of all of the Equity Interests in Mortgagor, and, accordingly, Mortgagor shall receive substantial benefits from the transactions evidenced by the Indenture (collectively, the “Transaction”);

WHEREAS, Mortgagor has agreed to execute and deliver this Mortgage to secure the payment and performance of the Obligations; and

WHEREAS, all capitalized terms used herein, but not defined herein, shall have the respective meanings ascribed thereto in the Indenture.

NOW THEREFORE, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the Obligations, Mortgagor does hereby irrevocably transfer, grant, convey, assign, mortgage and warrant to Mortgagee, all of Mortgagor’s present and future estate, right, title and fee title interest in and to that certain real property located in Posey County, State of Indiana and as more particularly described in Exhibit B attached hereto and made a part hereof, together with all right, title, interest and estate of Mortgagor, in and to all easements, rights‑of‑way, gaps, strips and gores of land, streets, ways, alleys, sewers, sewer rights, waters, water courses, water rights, privileges, licenses, tenements, hereditaments and appurtenances whatsoever, in any way appertaining to said real property, whether now owned or hereafter acquired by Mortgagor, and the reversion(s), remainder(s), possession(s), claims and demands of Mortgagor in and to the same, and the rights of Mortgagor in and to the benefits of any conditions, covenants and restrictions now or hereafter affecting said real property (collectively, the “Land”), together with all estate, right, title and interest that Mortgagor now has or may hereafter acquire in:

(1)all things now or hereafter affixed to the Land, including, all buildings, mobile homes, structures and improvements of every kind and description now or hereafter erected or placed thereon, further including all building systems and equipment and machinery related to buildings and/or improvements on the Land, and any equipment required to operate the Land or the Improvements for the uses permitted under the Note Documents (as opposed to the equipment owned and used by Mortgagor in the conduct of its business operating on the Land), whether now owned or hereafter acquired, and further including without limitation:

(a)pneumatic systems, piping, sprinklers and related equipment, leasehold improvements, furnaces, radiators, oil burners, pipes, heating and electrical equipment and appliances, fans, thermostats, draperies, shades, awnings, mirrors, screens, screen doors, blinds, basins, faucets, pipes and other plumbing fixtures and equipment, wires, gas and electric fixtures, sprinkler systems, motors, generators, installed cabinets, incinerators, lawn plants and shrubbery, canopies, speaker boxes, gas and electric fixtures, scales, fans, fuel tanks, motors that are attached to or constitute part of any of the other assets described herein, dryers, hoists, engines that are attached to or constitute part of any of the other assets described herein, meters, elevators, conveyors that constitute part of the buildings, controlled atmosphere equipment and/or systems, cooling and refrigeration equipment, packing and sorting lines, tanks, metering equipment, compressors, cooling towers, refrigerant storage tanks, pipes, coils, controls, valves, vessels, dock levelers, condensers, receivers, coolers, purgers, pumps, air compressors, refrigerants, blowers, radiators, boilers, transformers and related transmission and safety facilities, heating fixtures and systems, signs, carpeting and other floor coverings, water heaters, air-conditioning and ventilation apparatus and systems; and

(b)to the extent not otherwise described above, all affixed storage, refrigeration, and controlled atmosphere facilities on the Land, including, without limitation, all refrigeration equipment affixed to buildings or utilized as an integral part of the operations of the buildings or controlled atmosphere facilities on the Land (including, without limitation, all pumps, motors, compressors, condensers, evaporators, generators/burners, electrical panels and related support equipment), affixed hydro‑cooling facilities and equipment, controlled atmosphere operating and monitoring equipment, affixed tanks (whether dump, chemical dip, water holding or any other type), affixed truck scales and related affixed equipment, computers and all hardware and software therefore to the extent used or usable in operating and monitoring controlled atmosphere operations, pumps, all atmospheric monitoring equipment (including, without limitation, ammonia detectors, oxydrains, scrubbers and temperature monitors), which are or shall be attached to, or used for the operation or maintenance of, said buildings, structures or improvements, or which are or shall be located in, on or about the Land, or which, wherever located (including, without limitation, in warehouse or other storage facilities or in the possession of or on the Property of vendors or manufacturers thereof), are used or intended to be used in or in connection with the construction, fixturing, equipping, furnishing, use, transportation of personal property to or from, operation or enjoyment of the Land or the improvements thereon, including without limitation all improvements, betterments, renewals, renovations, replacements, repairs, additions, accessions or substitutions or proceeds thereto or therefor, all of the foregoing items and property described in this clause (1), whether now or hereafter placed on the Land being hereby declared to be real property and herein collectively referred to as the “Improvements”;

(2)all rents, royalties, revenue, issues, profits, proceeds and other benefits from any and all of the Land and/or Improvements, subject, however, to the right, power and authority hereinafter conferred upon Mortgagee or reserved to Mortgagor to collect and apply such income, rents, royalties, revenue, issues, profits and proceeds and other benefits;

(3)all deposits made with respect to the Land and/or Improvements, including, but not limited to, any security given to utility companies by Mortgagor, and all advance payments of insurance premiums made by Mortgagor with respect thereto and all claims or demands relating to such deposits, other security and/or such insurance;

(4)all damages, royalties and revenue of every kind, nature and description whatsoever that Mortgagor may be entitled to receive, either before or after any Event of Default, from any person or entity owning or having or hereafter acquiring a right to the oil, gas or mineral rights and reservations of the Land, with the right in Mortgagee to receive and apply the same to the Obligations (as hereinafter defined);

(5)all proceeds and claims arising on account of any damage to, or Condemnation (as hereinafter defined) of, the Land and/or Improvements or any part thereof, and all causes of action and recoveries for any loss or diminution in the value of the Land and/or Improvements;

(6)all permits, licenses (including, but not limited to, any operating licenses or similar licenses), options, contracts, management contracts or agreements, warehouse and similar operating or servicing agreements, leases and subleases of personal or real property (collectively, the “Leases”), including without limitation any and all purchase options or rights of first refusal to purchase the Land and any greater title obtained in connection therewith, guaranties, warranties, franchise agreements, permits, authorities or certificates, required or relating to the ownership, use, operation or maintenance of the Land and/or Improvements, and all rents, issues, profits, sale proceeds, deposits, reimbursements, extension, assignment and termination fees, non-renewal fees, interest, late fees, insurance proceeds, condemnation awards, escrowed funds and damages owed or becoming owed to any Mortgagor thereunder (“Rents”);

(7)all names under or by which the Land and/or Improvements may at any time be operated or known, and all rights to carry on business under any such names or any variant thereof, and all trademarks, trade names, brand names, labels, patents pending and goodwill relating to the Land and/or Improvements and rights necessary for the ownership, use, operation and maintenance of the Land and Improvements as constructed, and for the use of all processes, technology and proprietary information related thereto; and

(8)all products, proceeds, appurtenances to, additions, substitutions and replacements of the foregoing.

The Land and all of the property described in the foregoing clauses (1) through (8) shall be collectively referred to herein as the “Real Property.”

Mortgagor, as debtor, grants to Mortgagee, as secured party, a security interest in any and all personal property, including all goods, equipment, intangibles and other portions of the Real Property that may be construed to be personal property whether now existing or hereafter acquired, now or at any time hereafter attached to, erected upon, situated in or upon, forming a part of, appurtenant to, used or useful in the construction or operation of, or in connection with, or arising from the use or enjoyment of all or any portion of, or from any Lease or other agreement pertaining to, the Real Property, including without limitation:

(A)all water rights appurtenant to the Real Property together with all pumping plants, pipes, flumes and ditches, all rights to the use of water, all rights in ditches for irrigation, all water stock, shares of stock or other evidence of ownership of any part of the Real Property that is owned by Mortgagor in common with others and all documents of membership in any owners’ or members’ association or similar group having responsibility for managing or operating any part of the Real Property;

(B)all plans and specifications prepared for construction of the Improvements and all studies, data and drawings related thereto; and all contracts and agreements of Mortgagor relating to the aforesaid plans and specifications or to the aforesaid studies, data and drawings, or to the construction of the Improvements;

(C)all equipment, machinery, fixtures and goods to the extent described constituting Real Property hereunder (and all Leases pursuant to which Mortgagor leases any of the foregoing);

(D)all sales agreements, deposit receipts, escrow agreements and other ancillary documents and agreements entered into with respect to the sale to any purchasers of any part of the Real Property, together with all deposits and other proceeds of the sale thereof to the extent they relate to the Real Property or Personal Property;

(E)all of the equipment (including all operating software) of Mortgagor, now owned or hereinafter acquired (collectively referred to as the “Processing Equipment”) to the extent that the same is permanently located (other than removed for repair) on the Land and/or Improvements and used as an integral part or system in the operation of packing, processing, grading or sorting lines (whether fruit or other products): apparatus, fixtures, equipment, machinery, furniture, furnishings, appliances, systems, building materials, bin handling equipment (whether stackers, dumps, tracks, feeds, accumulator or other bin handling equipment), elevators, motors, chains, eliminators, fruit washers, pre‑sorting and sorting tables (whether motorized or not), dryers, blowers, heat lamps, wax applicators, sprayers, conveyor lines, sizers, strappers, strapping tools, case sealers, glue machines, box stampers, shakers, scales, box fillers, box‑folding machines, baggers, bagging tables, label machines, defrost pumps, flumes, washing brushes, circulating pumps, brush fruit drying and polishing sections, drying tunnels, accumulators, stitchers, controllers, cleaner pumps, glyco‑coolers, generators, separators, chain eliminators, track, dumper hoppers and water dumps, cutting tables, fungicide baths, filling stations, and all of Mortgagor’s rights and interest, as lessee, under any Leases pursuant to which Mortgagor Leases from third parties any equipment of the nature described hereinabove; and identifiable proceeds (including, without limitation, insurance and condemnation proceeds) of Processing Equipment (which does not include bins or lift trucks), but in all events excluding any rolling stock of Mortgagor;

(F)all additions, substitutions, replacements, products and proceeds of any of the foregoing, including, without limitation, proceeds of any voluntary or involuntary disposition or claim respecting any of the foregoing (pursuant to judgment, condemnation award or otherwise) and all goods, documents, general intangibles, investment property, chattel paper and accounts, wherever located, acquired with cash proceeds of any of the foregoing or proceeds thereof; and

(G)all identifiable cash and noncash proceeds of any of the foregoing, including, without limitation, proceeds of any voluntary or involuntary disposition or claim respecting any of the foregoing (pursuant to judgment, condemnation award or otherwise).

All of the property described in the foregoing clauses (A) through (G) shall be collectively referred to herein as the “Personal Property.”  The Real Property and the Personal Property shall be collectively referred to herein as the “Property.”

TO HAVE AND TO HOLD the Property and all parts, rights, members and appurtenances thereof, to the use, benefit and behalf of Mortgagee and the successors and assigns of Mortgagee,  to its own proper use, benefit and advantage forever, subject, however, to the terms, covenants and conditions herein; and Mortgagor covenants that Mortgagor is lawfully seized and possessed of the Property as aforesaid, and has good right to convey the same, that the same is unencumbered except for the Permitted Exceptions defined herein, and that Mortgagor does warrant and will forever defend the title thereto against the claims of all persons whomsoever, except as to such Permitted Exceptions;

PROVIDED,  HOWEVER,  that if Mortgagor shall pay and perform (or cause to be paid and performed) in full the Obligations, at the times and in the manner stipulated in the Note Documents, and shall keep, perform and observe all and singular the covenants and promises of Mortgagor in the Note Documents, then this Mortgage shall be satisfied and the estate, right, title and interest of Mortgagor in and to the Property shall cease, and Mortgagee shall release this Mortgage and the Lien, security interests and other interests assigned hereunder pursuant to proper instrument(s) in accordance with the laws of the State of Indiana.

MORTGAGOR HEREBY COVENANTS AND AGREES FOR THE BENEFIT OF MORTGAGEE AS FOLLOWS:

ARTICLE I
COVENANTS, REPRESENTATIONS AND WARRANTIES

1.01PERFORMANCE BY MORTGAGOR.  Mortgagor shall timely pay and perform all of the Obligations applicable to Mortgagor (including, for the avoidance of doubt, each of the Obligations that Issuer agreed in any Note Documents to cause Mortgagor to pay and perform).

1.02WARRANTY OF TITLE.  Mortgagor warrants that it is lawfully seized of that portion of the Property which constitutes real property, that it holds marketable and indefeasible fee simple absolute title to same, and that it has good right and is lawfully authorized to sell, convey or encumber the Property subject only to those specifically enumerated matters set forth in Schedule B Part I of the Mortgagee’s title insurance policy issued as of even date herewith insuring the priority of the Lien of this Mortgage (the “Permitted Exceptions”).  Mortgagor further covenants to warrant and forever defend all and singular the Property unto Mortgagee forever from and against all persons whomsoever claiming the same or any part thereof or interest therein.

1.03TAXES, LIENS AND OTHER CHARGES.  pay and discharge (or cause the applicable PropCo to pay and discharge) all (i) taxes, assessments and governmental charges or levies imposed upon it, and its income or profits or its properties, including all real estate taxes and assessments and any taxes or assessments imposed or assessed in lieu of or in substitution for any of the foregoing (collectively, “Taxes”) and (ii) maintenance charges, amounts due under any Property Documents and any other charges arising or accruing with respect to any Property as well as all other lawful claims and liabilities of any kind (including claims and liabilities for labor, materials and supplies) which, if unpaid, might by law or otherwise become or give rise to a Lien upon any Property or any other property of any Obligor Party (including, for the avoidance of doubt, any Property) (collectively “Other Charges”), in each case, prior to delinquency.  Not later than the date on which any Taxes would become delinquent, Mortgagor shall deliver to Mortgagee official receipts of the appropriate taxing authority, or such other evidence as may be reasonably satisfactory to Mortgagee evidencing the payment thereof in full.  Notwithstanding the foregoing, if  Mortgagor shall in good faith, and by appropriate legal proceedings, contests any Taxes or Other Charges, and shall have deposited cash with Mortgagee (or as Mortgagee may direct) as a reserve for the payment thereof together with all fines, interest, penalties and costs which may become due pending the pendency of such contest, in such amounts as Mortgagee may require, then Mortgagor shall not be required to pay the applicable Taxes or Other Charges during the maintenance of such deposit and provided that such contest (A) operates to prevent the enforcement or collection of the applicable Taxes or Other Charges against, or the sale or forfeiture of, the Property for the non-payment thereof, (B) is prosecuted with due diligence and continuity, and (C) shall not have been terminated or discontinued adversely to Mortgagor.  Upon the termination of any such proceeding or contest, Mortgagor shall pay the amount of such Taxes or any applicable portion thereof that is, in each case, finally determined in such proceeding or contest to be due and owing; provided,  however, that if funds have been deposited with Mortgagee in respect of any such contest or proceeding in accordance with this Section 1.03,  such funds shall (so long as no Event of Default exists) be applied toward the payment of such Taxes and the excess (if any) following such application shall be returned to Mortgagor.

1.04FURTHER TAXES.  In the event of the passage, after the date of this Mortgage, of any law deducting from the value of the Property, for the purposes of taxation, any Lien thereon or security interest therein, or changing in any way the laws now in force for the taxation of mortgages, deeds of trust and/or security agreements or debts secured by mortgages, deeds of trust and/or security agreements, or the manner of the collection of any such taxes, which has the effect of imposing payment of the whole or any portion of any taxes, assessments or other similar charges against the Property upon Mortgagee, the Obligations shall immediately become due and payable at the option of Mortgagee; provided, however, that such election by

Mortgagee shall be ineffective to the extent that, prior to the due date thereof,  (i) Mortgagor is permitted by Applicable Laws (including, without limitation, any such laws applicable to interest rates) to, and actually does, pay such tax or the increased portion thereof (in addition to continuing to pay the Obligations as and when due and payable); and (2) Mortgagor agrees with Mortgagee in writing to pay, or reimburse Mortgagee for the payment of any such tax or increased portion thereof when thereafter levied or assessed against the Property or any portion thereof.  Any costs and expenses incurred by Mortgagee under this Section 1.04 shall be reimbursed to Mortgagee in accordance with Section 5.04 hereof.

1.05INSURANCE.    The terms and provisions of Section 4.24 of the Indenture are hereby incorporated by reference into this Mortgage to the same extent and with the same force as if fully set forth herein.

1.06RESTORATION.  The terms and provisions of 4.25 of the Indenture are hereby incorporated by reference into this Mortgage to the same extent and with the same force as if fully set forth herein.

1.07CONDEMNATION.  The terms and provisions of 4.26 of the Indenture are hereby incorporated by reference into this Mortgage to the same extent and with the same force as if fully set forth herein.

1.08CARE AND USE OF THE PROPERTY.

(a)Mortgagor shall, at its sole cost and expense, keep the Property in good order, condition, and repair, and make all necessary repairs thereto, interior and exterior, structural and non-structural, ordinary and extraordinary, and foreseen and unforeseen.  Mortgagor shall abstain from, and shall not permit, the commission of waste in or about the Property and, except as may be specifically permitted under this Section 1.08, shall not remove, demolish, effectuate any Material Alterations or make any Improvements without the prior written consent of Mortgagee.   Mortgagor may sell or otherwise dispose of, free from the lien of this Mortgage, furniture, furnishings, equipment, tools, appliances, machinery, fixtures, or appurtenances subject to the lien hereof, which may become worn out, undesirable, obsolete, disused or unnecessary for use in the operation of the Property, provided that such sales or transfers are replaced or substituted for the same or other furniture, furnishings, equipment, tools, appliances, machinery, fixtures, or appurtenances that is not necessarily of the same character, but of at least equal value and utility to Mortgagor and costing not less than the amount realized from the property so sold or otherwise disposed of, which shall forthwith become, without the requirement of any further action by any Person, subject to the Lien of this Mortgage, and free and clear of all other liens including without limitation vendor’s liens.    As used in this Mortgage, “Material Alterations” means (i) any Alterations that affect the structural integrity of the Property or (ii) any other Alterations at the Property, the aggregate cost of which exceeds Three Hundred Thousand Dollars ($300,000) in any calendar year.

(b)Mortgagor shall at all times comply with all present and future Requirements with respect to the Property and shall furnish Mortgagee,  upon request, proof of such compliance.  Mortgagor shall not use or permit the use of the Property, or any part thereof, for any illegal purpose.

(c)Mortgagee and Mortgagee’s representatives and designees shall have the right, but not the obligation, to enter the Property upon the terms and conditions set forth in the Indenture.

(d)Mortgagor shall use, or cause to be used, the Property continuously as and for first-class property of its type and kind as of the date hereof.  Mortgagor shall not use, or permit the use of, the Property for any other use without the prior written consent of Mortgagee.

(e)Mortgagor shall not initiate or acquiesce in any change in the zoning classification of and/or restrictive covenants affecting the Property or seek any variance under existing zoning ordinances applicable to the Property or use or permit the use of the Property in such a manner which would result in such use becoming a non-conforming use under applicable zoning ordinances or other applicable laws, ordinances, rules or regulations or subject the Property to any restrictive covenants without Mortgagee’s prior written consent.

1.09BOOKS, RECORDS AND ACCOUNTS.  Mortgagor shall keep and maintain or shall cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP, consistently applied, proper and accurate books, records and accounts reflecting all of the financial affairs of Mortgagor with respect to all items of income and expense in connection with the operation of the Property, whether such income or expense shall be realized by Mortgagor or by any other person whatsoever (excepting lessees unrelated to and unaffiliated with Mortgagor who have leased from Mortgagor portions of the Property for the purpose of occupying the same).  Mortgagee or its representatives or designees shall have the right from time to time at all times during normal business hours to examine, with respect to the Property, such books, records and accounts at the office of Mortgagor or such other Person as is then maintaining such books, records and accounts and to make such copies or extracts thereof as Mortgagee may desire.  Mortgagee shall also have the right to discuss Mortgagor’s affairs, finances and accounts with representatives of Mortgagor, at such reasonable times as may be requested by Mortgagee.

1.10SUBROGATION.  As additional security hereunder, Mortgagee shall be subrogated to the Lien, although released of record, of any and all encumbrances paid out of the Note Proceeds.  Mortgagee shall, upon making such payment, be subrogated to all of the rights of the applicable Person or body politic receiving such payment.

1.11COLLATERAL SECURITY INSTRUMENTS.  If Mortgagee at any time holds additional security for any obligations secured hereby, then Mortgagee may enforce the terms thereof or otherwise realize upon the same, at its option, either before or concurrently herewith or after a sale is made hereunder, and may apply any proceeds thereof to the Obligations in such order as Mortgagee may determine, without affecting the status of or waiving any right to exhaust all or any other security, including the security hereunder, and without waiving any breach or default or any right or power whether exercised hereunder or under any of the other Note Documents, or contained herein or therein, or in any such other security.

1.12SUITS AND OTHER ACTS TO PROTECT THE PROPERTY.

(a)Mortgagor covenants and agrees to appear in and defend any action or proceeding purporting to affect the Property, any other security afforded by any of the Collateral Documents and/or any interest of Mortgagee thereunder.  Mortgagor shall immediately notify Mortgagee of the commencement, or receipt of notice, of any such action or proceeding or other matter or claim purporting to, or which could, affect the Property, any other security afforded by any of the Note Documents and/or the interest of Mortgagee thereunder.

(b)Mortgagee shall have the right, at the cost and expense of Mortgagor, to institute and maintain such suits and proceedings and to take such other actions, as it may deem expedient to preserve or protect the Property, any other security afforded by any of the Collateral Documents and/or Mortgagee’s interest therein.  Any costs and expenses incurred by Mortgagee under this Section 1.12(b).

1.13MORTGAGEE’S RIGHT TO PERFORM MORTGAGOR’S OBLIGATIONS.  Mortgagor agrees that, if Mortgagor fails to perform any act or to pay any amounts that Mortgagor is required to perform or pay under the Note Documents,  then  Mortgagee, at the cost and expense of Mortgagor and in Mortgagor’s name and/or in its own name, may (but shall not be obligated to) perform or cause to be performed such act or take such action or pay such amounts.  Any costs and expenses incurred by Mortgagee under this Section 1.13 shall be reimbursed to Mortgagee.

1.14LIENS AND ENCUMBRANCES.  Mortgagor shall not, without the prior written consent of Mortgagee, create, place or suffer or permit to be created or placed, or through any act or failure to act, allow to remain, any deed of trust, mortgage, security interest, or other lien, encumbrance or charge, or conditional sale or other title retention document, mechanics’ materialmen’s or other Liens against or covering the Property, or any part thereof, in each case, other than the Permitted Encumbrances and the Lien for ad valorem taxes on the Property not yet delinquent, regardless of whether any such Lien is expressly or otherwise subordinate to the Lien and security interests created  by the Security Instrument, and if any such Lien shall attach to or arise with respect to the Property, then Mortgagor shall promptly (and in all events  within ten (10) Business Days discharge and release the same to Mortgagee’s satisfaction).  Mortgagor shall own all parts of the Property and, except as expressly approved in writing by Mortgagee, shall not acquire any fixtures, equipment or other property forming a part of the Property pursuant to a lease, license, title retention document or other similar agreement.

1.15NOT AGRICULTURAL PROPERTY.  The Real Property is not used principally for agricultural or farming purposes.

1.16TRANSFER OF PROPERTY.  Mortgagor shall not, voluntarily or by operation of law; (a) sell, contract to sell, partition, convey, pledge, encumber, assign or otherwise hypothecate,  dispose of or Transfer all or any part of (or permit or suffer to occur any of the foregoing with respect to) the Property or any direct or indirect interest therein; (b) sell, contract to sell, encumber, assign, merge, dissolve or otherwise hypothecate,  dispose or Transfer of (or permit or suffer to occur any of the foregoing with respect to) any Equity Interests in Mortgagor, including pursuant to a Change of Control, in each case except to the extent that the same is permitted under the express terms of the Indenture.

ARTICLE II

ASSIGNMENT OF RENTS AND LEASES AND OTHER AGREEMENTS
AFFECTING THE PROPERTY

2.01ASSIGNMENT.  In order to further secure payment of the Obligations and the observance, performance and discharge of Mortgagor’s obligations under the Note Documents,  Mortgagor hereby grants, assigns, transfers and sets over to Mortgagee (a) all Rents, (b) all right, title and interest of Mortgagor in and to all Leases, and (c) all guaranties, amendments, replacements, extensions, and renewals of the Leases and any of them.

2.02PERFORMANCE OF LEASES.  Mortgagor shall observe and perform all covenants, conditions, and agreements in any Lease or in any assignment in fact given by Mortgagor to Mortgagee of any particular Lease on the part of the Mortgagor or the landlord to be observed and performed thereunder.  Mortgagor will not, without the prior written consent of Mortgagee, (a) accept any payment of rent or installments of rent (including, without limitation, security deposits) for more than one (1) month in advance, (b) amend, sublease, assign, extend, cancel, abridge, terminate, or modify any Lease, (c) take any action or exercise any right or option which would permit the tenant under any Lease to cancel or terminate any Lease, or (d) permit any Lease to be or become subordinate to any Lien other than the Lien of this Mortgage or any Lien to which the Mortgage is now or may pursuant to its respective terms become subordinate.  As used in this Mortgage, the terms “Lease” and “Leases” shall include, without limitation, all agreements for the management, maintenance, or operation of any part of the Improvements.

2.03ABSOLUTE ASSIGNMENT/LICENSE.  This assignment of Rents and Leases shall be absolute and effective upon execution by Mortgagor.  Mortgagee grants to Mortgagor a revocable license to collect Rents under the Leases to the extent that the same are attributable to one (1) month of the unexpired term of the Lease unless and until an Event of Default occurs.  All such Rents shall be collected and held in trust for Mortgagee, but until this license is revoked shall be used to pay the reasonable expenses of owning, maintaining, repairing, operating and renting the Improvements.  Mortgagee shall also have the right to revoke such license and collect Rents under any Leases if and so long as Mortgagee reasonably determines that an Event of Default under the Note Documents is likely to occur and such default will result in any Leases or rental obligations becoming modified, released, compromised or impaired or any rentals becoming improperly collected, waived, attached or embezzled.  Upon exercising this assignment of Rents and Leases, Mortgagee may take possession and control of the Improvements and shall have the sole and exclusive right and authority to manage and operate the same, to collect the Rents, issues, profits and income therefrom, with full power to employ agents to manage the Improvements, and to do all acts relating to such management, including, but not limited to, contracting and paying for such repairs and replacements to the buildings and fixtures, equipment and personal property located therein and used in any way in the operation, use, and occupancy of the Improvements as in the sole judgment and discretion of Mortgagee may be necessary to maintain the same in an operational condition, purchasing and paying for such additional materials and equipment as in the sole judgment of Mortgagee may be necessary to operate and maintain a proper income from the Improvements, employing necessary operational employees, maintenance employees, purchasing fuel, providing utilities and paying for all other necessary expenses incurred in the operation of the Improvements, maintaining adequate insurance coverage over hazards customarily insured against and paying the premiums therefor, and applying the net rents, issues, profits and income so collected from the Improvements, after deducting the cost of collection thereof, which shall include a reasonable management fee for any management agent so employed, against the amount expended for repairs, upkeep, maintenance service, fuel, utilities, taxes, assessments, insurance premiums and such other expenses as it may be necessary or desirable to incur, in the sole discretion of Mortgagee, in connection with the operation of the Improvements, and against interest, principal or other charges which have or which may become due, from time to time, under the terms of the Note Documents.

2.04DELIVERY OF LEASES.  In the event that such an Event of Default under the Note Documents shall have occurred and be continuing, Mortgagor agrees to endorse and deliver to Mortgagee, all then existing Leases and other agreements relating or pertaining to the operation of the Property.  Without limiting the provisions of the immediately preceding sentence, and whether or not Mortgagor endorses and/or delivers said Leases and other agreements to Mortgagee, as aforesaid, this assignment of Rents and Leases shall be deemed to be an assignment of all such Leases and other agreements to Mortgagee.  The provisions hereof shall not limit the effect of any assignments of particular Leases and other agreements in fact given to Mortgagee by Mortgagor.

2.05NO LIABILITY OF MORTGAGEE.  It is further understood that this assignment of Rents and Leases shall not operate to place or impose any responsibility for the control, care, management or repair of the Property upon Mortgagee, nor for the performance of any of the terms and conditions of any Leases or other agreements assigned hereunder, nor shall it operate to make Mortgagee responsible or liable for any waste committed on the Property by the tenants or any other party or for any dangerous or defective condition of the Property or for any negligence in the management, upkeep, repair or control of the Property resulting in any loss or injury to any tenant, invitee, licensee, employee or stranger.

2.06NOTIFICATION OF TENANTS.  Mortgagee may, at its option, notify any tenants or other parties of the existence of the assignment of Rents and Leases hereunder.

2.07COSTS AND EXPENSES.  Mortgagor shall reimburse Mortgagee for all costs, expenses, and attorneys’ fees that Mortgagee incurs in connection with the enforcement of any obligation contained in this assignment of Rents and Leases or the collection of any Rents assigned herein, with or without litigation, including, without limitation, any costs, expenses, and fees incurred: (a) in making demands for and collecting any rents; (b) in any action for rents against Mortgagor or any tenant; (c) on appeal; (d) in any petition for review; (e) in any arbitration or mediation; (f) in any action contesting or seeking to restrain, enjoin, stay, or postpone the exercise of any remedy in which Mortgagee prevails; (g) in any bankruptcy, probate, receivership or other proceeding involving Mortgagor; and (h) in connection with all negotiations, documentation, and other actions relating to any work‑out, compromise, settlement or satisfaction relating to this assignment of Rents and Leases.  All such costs, expenses, and fees shall be due and payable upon demand, shall bear interest from the date incurred through the date of collection at the Default Rate stated in the Note Documents, and shall be secured by the Mortgage.

2.08SUBORDINATION OF LEASES.  Each Lease Property shall be absolutely and unconditionally subordinate to the Lien of this Mortgage, but shall also contain a provision, satisfactory to Mortgagee, that in the event of the exercise of the power of sale hereunder or a sale pursuant to a judgment of foreclosure, such Lease, at the sole and exclusive option of the purchaser at such sale, shall not be terminated and the tenant thereunder shall attorn to such purchaser and, if requested to do so, shall enter into a new lease for the balance of the term of such lease then remaining, upon the same terms and conditions.  If Mortgagee so requests, Mortgagor shall cause the tenant under each or any of such Leases to enter into subordination and attornment agreements with Mortgagee which are satisfactory in form, scope and substance to Mortgagee.   No warehouse agreements with respect to any portion of the Property shall create an interest in the Real Property.

2.09LEASING COMMISSIONS.  Mortgagor covenants and agrees that all contracts and agreements between Mortgagor or Mortgagor and a third party relating to the Property to pay leasing commissions, management fees or other compensation shall (a) provide that the obligation to pay such commissions, fees and other compensation shall not be enforceable against any party other than the party who entered into such agreement; (b) be subordinate and inferior to the Lien of this Mortgage; and (c) not be enforceable against Mortgagee.  Mortgagor shall promptly furnish Mortgagee with evidence of Mortgagor’s compliance with this Section 2.09 upon the execution of each such contract or agreement.

ARTICLE III
SECURITY AGREEMENT

3.01SECURITY AGREEMENT.

(a)THIS MORTGAGE CREATES A LIEN ON THE PROPERTY, AND TO THE EXTENT THE PROPERTY IS PERSONAL PROPERTY UNDER APPLICABLE LAW, THIS MORTGAGE CONSTITUTES A SECURITY AGREEMENT UNDER THE UNIFORM COMMERCIAL CODE OF THE STATE WHERE THE PERSONAL PROPERTY IS SITUATED (THE “UCC”) AND ANY OTHER APPLICABLE LAW AND IS FILED AS A FIXTURE FILING.  UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, MORTGAGEE MAY, AT ITS OPTION, PURSUE ANY AND ALL RIGHTS AND REMEDIES AVAILABLE TO A SECURED PARTY WITH RESPECT TO ANY PORTION OF THE PROPERTY, AND/OR MORTGAGEE MAY, AT ITS OPTION, PROCEED AS TO ALL OR ANY PART OF THE PROPERTY IN ACCORDANCE WITH MORTGAGEE’ S RIGHTS AND REMEDIES WITH RESPECT TO THE LIEN CREATED BY THIS MORTGAGE.

(b)The grant of any security interest to Mortgagee under this Mortgage shall not be construed to derogate from or impair the lien or provisions of or the rights of Mortgagee under this Mortgage with respect to any property described therein which is real property or which the parties have agreed to treat as real property.

(c)If required by Mortgagee, at any time during the term of this Mortgage,  Mortgagor shall execute and deliver to Mortgagee, in form satisfactory to Mortgagee, additional security agreements, financing statements and/or other instruments covering all Personal Property as defined above or fixtures of Mortgagor which may at any time be furnished, placed on, or annexed or made appurtenant to any of the Real Property or used, useful or held for use, in the operation of any Improvements.

(d)Mortgagor hereby authorizes Mortgagee to file with the appropriate filing officer or office such financing statements and/or other instruments as Mortgagee may deem appropriate in order to impose and perfect the lien and security interest created hereby more specifically on the Personal Property or any fixtures.  Mortgagor authorizes Mortgagee to file such financing statements and amendments, assignments and continuations thereto, as

Mortgagee deems necessary to perfect Mortgagee’s security interest in the Personal Property and to prevent its security interest from becoming unperfected.

(e)It is understood and agreed that, in order to protect Mortgagee from the effect of Ind. Code § 26-1-9.1-334, as amended from time to time, in the event that Mortgagor intends to purchase any goods which may become fixtures attached to the Property, or any part thereof, and such goods shall be subject to a purchase money security interest held by a seller or any other party:

(1)Mortgagor shall, before executing any security agreement or other document evidencing or perfecting such security interest, obtain the prior written approval of Mortgagee, and all requests for such written approval shall be in writing and contain the following information:

(i)a description of the fixtures to be replaced, added to, installed or substituted;

(ii)the address at which the fixtures will be replaced, added to, installed or substituted; and

(iii)the name and address of the proposed holder and proposed amount of the security interest.

Mortgagor’s execution of any such security agreement or other document evidencing or perfecting such security interest without Mortgagee’s prior written approval shall constitute an Event of Default.  No consent by Mortgagee pursuant to this clause (e) shall be deemed to constitute an agreement to subordinate any right of Mortgagee in fixtures or other property covered by this Mortgage.

(2)If at any time Mortgagor fails to make any payment on an obligation secured by a purchase money security interest in the Personal Property or any fixtures, Mortgagee, at its option, may at any time pay the amount secured by such security interest.  Any costs and expenses incurred by Mortgagee under this Subparagraph, including any expenses, costs, charges and attorney’s fees incurred by Mortgagee, shall be reimbursed to Mortgagee in accordance with Section 5.04.  Mortgagee shall be subrogated to the rights of the holder of any such purchase money security interest in the Personal Property.

(3)Mortgagee shall have the right to acquire by assignment from the holder of such security interest any and all contract rights, accounts receivable, negotiable or non-negotiable instruments, or other evidence of Mortgagor’s indebtedness for such Personal Property or fixtures, and, upon acquiring such interest by assignment, shall have the right to enforce the security interest as assignee thereof, in accordance with the terms and provisions of the UCC and in accordance with any other provisions of Applicable Law.

(4)Whether or not Mortgagee has paid the indebtedness secured by, or taken an assignment of, such security interest, Mortgagor shall pay all sums and perform all obligations secured thereby, and if Mortgagor at any time shall be in default under such security agreement, it shall constitute an Event of Default.

(5)The provisions of the foregoing clauses (2) and (3) shall not apply if the goods which may become fixtures are of at least equivalent value and quality as any property being replaced and if the rights of the party holding such security interest have been expressly subordinated, at no cost to Mortgagee, to the Lien and security interest of this Mortgage in a manner satisfactory to Mortgagee, including without limitation, at the option of Mortgagee, providing to Mortgagee a satisfactory opinion of counsel to the effect that this Mortgage constitutes a valid and subsisting first Lien on such fixtures which is not subordinate to the lien of such security interest under any Applicable Law, including without limitation, the provisions of Ind. Code § 26-1-9.1-334.

(f)Mortgagor hereby warrants, represents and covenants with, to and for the benefit of Mortgagee as follows:

(1)Mortgagor is the sole owner of the Personal Property, free from any Lien, security interest, encumbrance or adverse claim thereon of any kind whatsoever other than the lien of this Mortgage and the Permitted Exceptions.  Mortgagor shall notify Mortgagee of, shall protect, defend and indemnify Mortgagee against, all claims and demands of all persons at any time claiming any rights or interest therein.

(2)The Personal Property is not used or bought and shall not be used or bought for personal, family, or household purposes, but shall be bought and used solely for the purpose of carrying on Mortgagor’s business.

(3)The Personal Property has been located on the Land and/or Improvements for at least fifteen (15) days and shall be kept on or at the Land or the Improvements and Mortgagor will not remove the Personal Property therefrom without the prior written consent of Mortgagee, except as may be removed in accordance with the Indenture, and except such portions or items of Personal Property temporarily stored elsewhere to facilitate refurbishing or repair thereof or of the Improvements.

Mortgagor’s name as shown in its organizational documents and jurisdiction of organization are as set forth in the beginning of this Mortgage.  Mortgagor shall not change its name or state of organization without the prior written consent of Mortgagee.  Mortgagor is a limited liability company organized under the laws of the State of Delaware, and its state organization number is 6132883.

This instrument constitutes a financing statement filed as a fixture filing in the Official Records of the County Recorder of the counties in which the Property is located with respect to any and all fixtures included within the term “Property” as used herein and with respect to any goods or other personal property that may now be or hereafter become such fixtures.  The Mortgagor is the record owner of the Property.  Mortgagor shall be deemed the “Debtor” with the address set forth for Mortgagor in the introductory paragraph hereof.  Mortgagee shall be deemed to be the “Secured Party” with the address set forth for Mortgagee in the introductory paragraph hereof and shall have all of the rights of a secured party under the Uniform Commercial Code.  This Mortgage covers goods which are or are to become fixtures.

ARTICLE IV
DEFAULTS AND REMEDIES

4.01INTENTIONALLY OMITTED.

4.02REMEDIES UPON DEFAULT.  Upon the happening of any Event of Default, the Obligations shall, at the option of Mortgagee, become immediately due and payable in accordance with the applicable provisions of the Indenture, without further notice or demand, and Mortgagee may forthwith exercise and/or enforce any one (1) or more of the following rights and remedies:

(a)Foreclosure.  Institute an action of foreclosure in accordance with the law of the State of Indiana, or take such other action as the law may allow, at law or in equity, for the enforcement of the Note Documents and realization on the Property or any other security afforded by the Note Documents and, in the case of a judicial proceeding, proceed to final judgment and execution thereon for the amount of the Obligations (as of the date of such judgment) together with all costs of suit, attorneys’ fees and interest on such judgment at the maximum rate permitted by law from and after the date of such judgment until actual payment is made to Mortgagee in the full amount due to Mortgagee;  provided,  however, that if Mortgagee is the purchaser at any foreclosure sale of the Property, the foreclosure sale price (Mortgagee’s final bid) shall be applied against the total amount due to Mortgagee; and/or

(b)Possession.  Mortgagee personally, or by its agents, attorneys or any receiver appointed by the court, may enter upon, take possession of, manage and operate all or any part of the Property, and in its own name or in the name of Mortgagor sue for or otherwise collect any and all Rents or other proceeds of the Property and may also do any and all other things in connection with those actions that Mortgagee may in its sole discretion consider necessary and appropriate to protect the security of this Mortgage.  Such other things may include (i) insuring or keeping the Property insured; (ii) entering into, enforcing, modifying or canceling Leases on such terms and conditions as Mortgagee may consider proper; (iii) obtaining and evicting tenants; (iv) fixing or modifying Rents; (v) completing any unfinished construction; (vi) contracting for and making repairs and Alterations; and (vii) performing such acts of cultivation or irrigation as necessary to conserve the value of the Property.  Mortgagor hereby irrevocably constitutes and appoints Mortgagee as its attorney-in-fact to perform such acts and execute such documents as Mortgagee in its sole discretion may consider to be appropriate in connection with taking these measures, including endorsement of Mortgagor’s name on any instruments.  Mortgagor agrees to deliver to Mortgagee all books and records pertaining to the Property, including computer-readable memory and any computer hardware or software necessary to access or process such memory, as may reasonably be requested by Mortgagee in order to enable Mortgagee to exercise its rights under this Section.  All costs expenses, including receiver’s fees and attorneys’ fees, costs and agent’s compensation incurred pursuant to this Section 4.02 shall be payable by Mortgagor to Mortgagee upon demand and shall be secured by this Mortgage.  Anything in this Section 4.02 to the contrary notwithstanding, Mortgagee shall not be obligated to discharge or perform the duties of a landlord to any tenant or incur any liability as the result of any exercise by Mortgagee of its rights under this Mortgage, and Mortgagee shall be liable to account only for the Rents, incomes, issues, profits, and revenues actually received by Mortgagee.

(c)UCC Remedies.  Mortgagee shall have all of the rights and remedies of a secured party under the UCC, and any other applicable Indiana law, including without limitation the right and power to sell, or otherwise dispose of, the Personal Property, or any part thereof.  For that purpose Mortgagee may take immediate and exclusive possession of the Personal Property, or any part thereof, and with or without judicial process, enter upon any Land on which the Personal Property, or any part thereof, may be situated and remove the same therefrom without being deemed guilty of trespass and without liability for damages thereby occasioned or, at Mortgagee’s option, Mortgagor shall assemble the Personal Property and make it available to Mortgagee at the place and at the time designated in the demand.  Mortgagee shall be entitled to hold, maintain, preserve and prepare the Personal Property for sale.  Mortgagee without removal may render the Personal Property unusable and dispose of the Personal Property on the Land.  To the extent permitted by law, Mortgagor expressly waives any notice of sale or other disposition of the Personal Property and any other right or remedy of Mortgagee existing after default hereunder, and to the extent that any such notice is required and cannot be waived, Mortgagor agrees that as it relates to this Section 4.02 (c) only, if such notice is mailed, postage prepaid, to Mortgagor at the above address at least ten (10) days prior to the time of the sale or disposition, such notice shall be deemed commercially reasonable and shall fully satisfy any requirement for giving of said notice.

(d)Mixed Collateral. Notwithstanding anything in Section 4.02(c) above which might otherwise be construed to the contrary, Mortgagee shall have the option of proceeding as to the Real Property and all or some of the Personal Property in accordance with its rights and remedies with respect to the Real Property in accordance with the unified sale procedures set forth in the UCC.

(e)Receiver.  Mortgagee may apply to any court of competent jurisdiction for the appointment of a receiver or receivers for the Property and of all the earnings, revenues, rents, issues, profits and income therefrom, ex parte, without notice, and without regard to the sufficiency or value of any security for the Secured Obligations or the solvency of any party bound for its payment, the expenses of which shall be secured by this Mortgage.

(f)Other Remedies.   Mortgagee may take such steps to (i) protect and enforce its rights whether by action, suit or proceeding in equity or at law for the specific performance of any covenant, condition or agreement in the Notes, or in this Mortgage, or (ii) aid in the execution of any power herein granted, (iii) accomplish any foreclosure hereunder, or (iv) enforce any other appropriate legal or equitable remedy or otherwise as Mortgagee shall elect.

4.03APPLICATION OF PROCEEDS OF SALE.  In the event of any sale of the Property pursuant to Section 4.02(a) or Section 4.02(b) hereof, the proceeds of such sale, to the extent permitted by Applicable Law, shall be applied to the following, in such order as Mortgagee shall, in its sole discretion, determine: the expenses of such sale and of all proceedings in connection therewith, including attorneys’ fees and expenses; Taxes, Other Charges,  premia on the Policies,  Liens, and other costs and expenses; the Aggregate Outstanding Principal Amount;  all accrued and unpaid interest on the Notes; and any other unpaid portion of the Obligations; and the remainder shall be paid to Mortgagor.

4.04REMEDIES CUMULATIVE.  All rights and remedies herein expressly provided for are cumulative of any and all other rights and remedies existing at law or in equity and are cumulative of any and all other remedies provided for in any other Note Document, and the Mortgagee shall, in addition to the rights and remedies herein provided, be entitled to avail themselves of all such other rights and remedies as may now or hereafter exist at law or in equity for the collection of the Obligations, the enforcement of the covenants herein and the foreclosure of the Liens and security interests evidenced hereby, and the resort to any right or remedy provided for hereunder or under any such other Note Document provided for by law shall not prevent the concurrent or subsequent employment of any other appropriate rights or remedies.

4.05RESORT TO SECURITY.  Mortgagee may resort to any security given by this Mortgage or to any other security now existing or hereafter given to secure the payment of the Obligations, in whole or in part, and in such portions and in such order as may seem best to Mortgagee in its sole and uncontrolled discretion, and any such action shall not in any way be considered as a waiver of any of the rights, benefits, liens or security interests evidenced by this Mortgage.

4.06MORTGAGOR’S WAIVER.  To the fullest extent that Mortgagor may do so, Mortgagor agrees that Mortgagor shall not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and Mortgagor, for Mortgagor and Mortgagor’s representatives, Affiliates, successors and assigns, and for any and all Persons ever claiming any interest in the Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of intention to mature or declare due the whole of the Obligations, notice of election to mature or declare due the Obligations and all rights to a marshalling of the assets of Mortgagor, including the Property, or to a sale in inverse order of alienation in the event of foreclosure of the liens and security interests hereby created.  Mortgagor shall not have or assert any right under any statute or rule of law pertaining to the marshalling of assets, sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents or other matters whatever to defeat, reduce or affect the right of Mortgagee under the terms of this Mortgage to a sale of the Property for the collection of the Obligations without any prior or different resort for collection, or the right of Mortgagee under the terms of this Mortgage to the payment of the Obligations out of the proceeds of sale of the Property in preference to every other claimant whatever.  If any law referred to in this paragraph and now in force, of which Mortgagor or Mortgagor’s representatives, successors and assigns and such other Persons claiming any interest in the Property might take advantage despite this paragraph, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this Section 4.06.

4.07TENANCY.  In the event there is a foreclosure sale hereunder and at the time of such sale Mortgagor or Mortgagor’s representatives, successors or assigns or any other persons claiming any interest in the Property by, through or under Mortgagor are occupying or using the Property, or any part thereof, each and all shall, at the option of Mortgagee or any purchaser at such sale, as the case may be, immediately become the tenant of such purchaser at such sale, which tenancy shall be a tenancy from day-to-day, terminable at the will of either the landlord or the tenant under such tenancy, at a reasonable rental per day based upon the value of the Property occupied.

ARTICLE V
GENERAL COVENANTS

5.01NO WAIVER.  No single or partial exercise by Mortgagee, or delay or omission in the exercise and/or enforcement by Mortgagee, of any right or remedy under the Note Documents shall preclude, waive or limit any other or further exercise and/or enforcement thereof or the exercise of any other right or remedy.  Mortgagee shall at all times have the right to proceed against any portion of, or interest in, the Property in such a  manner as Mortgagee may deem fit, without waiving any rights or remedies with respect to any other portion of the Property.

5.02FEES AND EXPENSES.  If Mortgagee becomes a party (by intervention or otherwise) to any action or proceeding affecting, directly or indirectly, Mortgagor, the Property or the title thereto or Mortgagee’s interest under this Mortgage, or employs or engages an attorney to collect any of the Obligations or to exercise and/or enforce performance of the obligations, covenants and agreements of the Note Documents,  Mortgagor shall reimburse Mortgagee for all expenses, costs, charges and legal fees incurred by Mortgagee (including, without limitation, the fees and expenses of experts and consultants), whether or not any such suit shall be commenced, and the same shall be reimbursed to Mortgagee in accordance with Section 5.04 hereof.

5.03WAIVER OF CONSEQUENTIAL DAMAGES.  Mortgagor covenants and agrees that (except to the extent that Mortgagee actually incurs such damages in connection with third party claims) in no event shall Mortgagee be liable for consequential damages, whatever the nature of a failure by Mortgagee to perform its obligation(s), if any, under the Note Documents, and Mortgagor hereby expressly waives all claims that it now or may hereafter have against Mortgagee for such consequential damages.

5.04MORTGAGEE REIMBURSEMENT.  Any payments made, or funds expended or advanced by Mortgagee pursuant to the provisions of any Note Document, shall (a) become a part of the Obligations, (b) bear interest at the applicable interest rate under the Notes (including, to the extent applicable, the Default Rate) from the date such payments are made or such funds are expended or advanced and  (c) become due and payable by Mortgagor upon demand therefor by Mortgagee.  Failure to reimburse Mortgagee upon such demand shall constitute an Event of Default under Section 4.01(a) hereof.

ARTICLE VI
MISCELLANEOUS COVENANTS

6.01REMEDIES CUMULATIVE.  No right, power or remedy conferred upon or reserved to Mortgagee by any of the Note Documents is intended to be exclusive of any other right, power or remedy, but shall be cumulative and concurrent and in addition to any other right, power and remedy given hereunder or under any of the other Note Documents or now or hereafter existing under Applicable Law.

6.02NOTICES.  The provisions of Section 12.1 of the Indenture are hereby incorporated by reference into this Agreement to the same extent and with the same force as if fully set forth herein.

6.03SUCCESSORS AND ASSIGNS; TERMINOLOGY.

(a)This Mortgage applies to, inures to the benefit of, and binds Mortgagor,  Mortgagee,  and their respective heirs, legatees, devisees, administrators, executors, successors and assigns.  The term “Mortgagor” shall include both the original Mortgagor and any subsequent owner or owners of any of the Property.  The term “Mortgagee” shall include the owner and holder of the Notes, whether or not named as Mortgagee herein.

(b)In this Mortgage, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

6.04SEVERABILITY; MULTIPLE GUARANTORS.  If any provision hereof should be held unenforceable or void, then such provision shall be deemed to be separable from the remaining provisions and shall in no way affect the validity of this Mortgage except that if such provision relates to the payment of any monetary sum, then, Mortgagee may, at its option declare the Obligations immediately due and payable.  If this Mortgage is held to be unenforceable or void for any reason as to any portion of the Property granted by one or more of the Persons comprising Mortgagor, then such portion of the Property shall be deemed separate from the Lien of this Mortgage and such holding shall not affect the validity of this Mortgage with respect to any other portion of the Property.  All Persons executing this Mortgage acknowledge that they intend to induce Mortgagee to enter into the Transaction and that Mortgagee shall rely upon this Mortgage as a material element in so doing, that they expect to be benefited by such loan, and that this Mortgage is given for valuable consideration.  This Mortgage shall not be affected or impaired by any default of any Person executing any Notes, including any misuse of any Note Proceeds, any breach of any agreement among the parties comprising Mortgagor, or by any change in the legal relationships among any such Persons.

6.05GOVERNING LAW;  SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.  The provisions of Section 12.6 and Section 12.7 of the Indenture are hereby incorporated by reference into this Agreement to the same extent and with the same force as if fully set forth herein.

6.06CAPTIONS.  The captions are inserted only as a matter of convenience and for reference, and in no way define, limit, or describe the scope or intent of this Mortgage, nor in any way affect this Mortgage.

6.07TIME OF THE ESSENCE.  Time shall be of the essence with respect to all of Mortgagor’s obligations under this Mortgage and the other Note Documents.

6.08NO MERGER.  In the event that Mortgagee should become owner of the Property, there shall be no merger of the estate created by this Mortgage with the fee estate in the Property.

6.09INDIANA LAW PROVISIONS.

(a)Conflicts.  To the extent of any inconsistency between this Section 6.09 and the other provisions of this Mortgage, the terms and provisions of this Section 6.09 shall govern and control.

(b)The Notes, by their terms, absent earlier acceleration, shall mature five (5) years from the date of this Mortgage.

(c)Neither Mortgagor nor, to the best of Mortgagor's knowledge, after diligent inquiry and investigation, any tenant under any Lease has received any notice of an intention to impose a lien under Ind. Code § 13-25-4-1 et seq.

(d)To the extent that the laws of the State of Indiana limit (i) the availability of the exercise of any of the remedies set forth in this Mortgage, including, without limitation, the remedies involving a power of sale on the part of Mortgagee and the right of Mortgagee to exercise self-help in connection with the enforcement of the terms of this Mortgage, or (ii) the enforcement of any waivers and indemnities made by Mortgagor, such remedies, waivers, or indemnities shall be exercisable or enforceable (as applicable), any provisions in this Mortgage to the contrary notwithstanding, if, and to the extent, permitted by the laws of the State of Indiana that are in force at the time of such exercise and/or enforcement without regard to whether such remedies, waivers or indemnities were enforceable at the time of the execution and delivery of this Mortgage.

(e)Nothing in this Mortgage or in the other Note Documents is intended to constitute a waiver by Mortgagee of, or an agreement by Mortgagor to waive, the time limitations set forth in Ind. Code § 32-29-7-3 so as to constitute consideration for a waiver or release of a deficiency judgment, or otherwise result in a waiver or release under Ind. Code § 32-29-7-5 or any other provision of Applicable Indiana Law of a deficiency judgment, or of the right to seek a deficiency judgment against Mortgagor or any other Person liable for the Obligations or any part thereof, or a consent by Mortgagor or Mortgagee to any such a waiver or release, which right to seek a deficiency judgment is hereby reserved, preserved and retained by Mortgagee for its own behalf and its successors and assigns, subject to the terms of this Mortgage.

(f)Notwithstanding anything in this Mortgage or the Note Documents to the contrary, Mortgagee shall be entitled to all rights and remedies that a Mortgagee would have under Indiana law or in equity including, without limitation, Ind. Code § 32-30-10, Mortgage Foreclosure Actions, Ind. Code § 32-30-5, Receiverships, and the UCC (such laws, as amended, modified and/or recodified from time to time are collectively referred to herein collectively as, the "Applicable Indiana Law").  In the event of any inconsistency between the provisions of this Mortgage and the provisions of Applicable Indiana Law, the provisions of Applicable Indiana Law shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provisions of this Mortgage that can be construed in a manner consistent with Applicable Indiana Law.  Notwithstanding any provision in this Mortgage relating to a power of sale or other provision for the sale of the Property upon a Default other than pursuant to a judicial proceeding, any sale of the Property pursuant to this Mortgage shall be made through a judicial proceeding, except as otherwise may be permitted under the UCC.

(g)Mortgagor hereby acknowledges receipt of a copy of this Mortgage and that Mortgagee, as secured party, has furnished a copy of this Mortgage to Mortgagor as a financing statement, as required pursuant to Ind. Code § 26-1-9.1-502(f).

(h)Notwithstanding anything contained in this Mortgage or the other Note Documents to the contrary, this Mortgage shall secure:  (i) a maximum principal amount of One Hundred Twenty-Five Million Dollars ($125,000,000), exclusive of any items described in (ii) below, including any additional advances made from time to time after the date hereof pursuant to the Note Documents whether made as part of the Obligations secured hereby or otherwise made at the option of the Mortgagee, (ii) all other amounts payable by Mortgagor, or advanced by Mortgagee for the account, or on behalf, of Mortgagor, pursuant to the Note Documents, including amounts advanced with respect to the Property for the payment of Taxes, Other Charges, insurance premiums and other costs incurred for the protection of the Property to the same extent as if the future obligations and advances were made on the date of execution of this Mortgage; and (iii) future modifications, extensions, and renewals of any Note Documents or any Obligations secured by this Mortgage.  Pursuant to Ind. Code § 32-29-1-10, the lien of this Mortgage with respect to any future advances, modifications, extensions, and renewals referred to herein and made from time to time shall have the same priority to which this Mortgage otherwise would be entitled as of the date this Mortgage hereof without regard to the fact that any such future advance, modification, extension, or renewal may occur after the date hereof.  The maximum principal amount set forth in this clause (h) is stated herein for the purpose of any Applicable Indiana Law pertaining to future advances and may be in excess of the permitted borrowing under the Note to cover expense, accrued interest, costs of collection and other costs, expenses and obligations, and shall not be deemed to be a commitment by Mortgagee to make any future advances.

(i)It is the intention of the parties hereto that this Mortgage shall constitute a security agreement within the meaning of Applicable Indiana Law.  If an Event of Default shall occur, then, in addition to all other rights or remedies under the Note Documents, at law or in equity, Mortgagee shall have the option pursuant to Applicable Indiana Law, with respect to any Personal Property, to either (i) proceed under Applicable Indiana Law and exercise such rights and remedies as may be provided to a secured party by Applicable Indiana Law with respect to all or any portion of such Personal Property (including, without limitation, taking possession of and selling such property) or (ii) treat such Personal Property as real property and proceed with respect to both the real property and Personal Property constituting the Property in accordance with Mortgagee's rights, powers and remedies with respect to the real property (in which event the default provisions of the UCC shall not apply).

(j)Without limiting the scope of the assignment of Rents and Profits contained in this Mortgage, the assignment of Rents and Profits set forth herein shall constitute an assignment of rents as set forth in Ind. Code § 32‑21-4-2 and thereby creates, and Mortgagor hereby grants to Mortgagee, a security interest in the Rents and Profits that will be perfected upon the recording of this Mortgage.

(k)Subject to the terms and provisions of this Mortgage, Mortgagor hereby irrevocably consents to the appointment of a receiver, which receiver, when duly appointed, shall have all of the powers and duties of receivers pursuant to Applicable Indiana Law.

(l)Upon the payment and performance of the Obligations, or otherwise in accordance with the provisions of the Note and the other Note Documents, Mortgagee, upon written request, and at the expense, of Mortgagor, shall execute and deliver such proper instruments of release and satisfaction as may be reasonably be requested  to evidence such release, and any such instrument, when duly executed by Mortgagee and duly recorded in the county in which this Mortgage is recorded, shall conclusively evidence the release of this Mortgage; provided,  however, that any of the terms and provisions of this Mortgage that are intended to or which expressly survive, shall nevertheless survive the release or satisfaction of this Mortgage whether voluntarily granted by Mortgagee, as a result of a judgment upon judicial foreclosure of this Mortgage or in the event that a deed in lieu of foreclosure is granted by Mortgagor to Mortgagee.

(m)Mortgagor expressly waives and relinquishes any and all rights and remedies which Mortgagor may have or be able to assert by reason of the laws of the State of Indiana pertaining to the rights and remedies of sureties.

(n)Mortgagor warrants that Mortgagor does business under no other names with respect to the Property other than the trade name disclosed to Mortgagee.  Mortgagor shall immediately notify Mortgagee in writing of any change in the name of and the use of any trade names by, Mortgagor and, upon request of Mortgagee, shall execute any additional financing statements and other certificates required to reflect any change in name or trade names and shall execute and file any assumed name certificate required by applicable laws including, without limitation, Ind. Code § 23-15-1-1.

(o)All costs incurred by Mortgagee pursuant to this Mortgage, to the extent reimbursable under Applicable Indiana Law, whether or not enumerated in this Mortgage ("Reimbursable Costs"), shall be added to the Obligations secured by this Mortgage or by the judgment of foreclosure, which Reimbursable Costs may include, without limitation, all costs and expenses which may be paid or incurred by or on behalf of Mortgagee in any proceeding to enforce this Mortgage or foreclose upon the Property, all expenses of any environmental site assessments, environmental audits, environmental remediation costs, appraisals, surveys, engineering studies, wetlands delineations, flood plain studies, and any other similar testing or investigation deemed necessary or advisable by Mortgagee and incurred in preparation for, contemplation of or in connection with the enforcement of this Mortgage and/or the collection of all or any of the Obligations and for attorneys' fees, appraiser's fees, receiver's costs and expenses, insurance premiums, taxes, outlays for documentary and expert evidence, expenses and costs for preservation of the Property, stenographer's charges, publication costs and costs of procuring all abstracts of title, title searches and examination, guarantee policies, and similar data and assurances with respect to title as Mortgagee may deem to be reasonably necessary either to prosecute such suit or to evidence to bidders at any foreclosure sale which may be had pursuant to such decree the true condition of the title to or value of the Property or for any other reasonable purpose.  The amount of any such Reimbursable Costs which may be paid or incurred after the decree or judgment for sale is entered may be estimated and the amount of such estimate may be allowed and included as additional indebtedness secured hereby in the foreclosure judgment or decree for or sale.  The phrases "attorneys fees", "legal fees" and counsel fees" when used herein or in the other Note Documents, shall include any and all attorneys', paralegals' and law clerks' fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Mortgagee in protecting its interest in the Property, or any part thereof and enforcing its rights hereunder.

(p)IT IS EXPRESSLY AGREED AND UNDERSTOOD BY MORTGAGOR THAT THIS SECURITY INSTRUMENT INCLUDES INDEMNIFICATION PROVISIONS WHICH, IN CERTAIN CIRCUMSTANCES, INCLUDE AN INDEMNIFICATION BY MORTGAGOR OF MORTGAGEE FROM CLAIMS OR LOSSES ARISING AS A RESULT OF MORTGAGEE'S OWN NEGLIGENCE.

(q)MORTGAGOR AND MORTGAGEE, BY ACCEPTANCE OF THIS MORTGAGE, HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTEHRWISE, RELATING DIRECTLY OR INDIRECTLY TO THE NOTES, THE APPLICATION FOR THE NOTES, THE OTHER NOTE DOCUMENTS OR ANY ACTS OR OMISSIONS OF MORTGAGEE OR MORTGAGOR.

(r)If both any leasehold estate and the fee estate for all or any portion of the Property at any time become vested in one owner, this Mortgage and the lien created hereby shall not be merged, destroyed or terminated by application of the doctrine of merger and, in such event, the Mortgagee shall continue to have and enjoy all of the rights and privileges of the Mortgagee as to the separate estates.  In addition, upon the foreclosure of the lien of this Mortgage, pursuant to the provisions hereof or Applicable Indiana Law, or upon any conveyance in lieu thereof, neither the fee estate, nor any Leases then existing with respect to all or any portion of the Property shall be merged, terminated or destroyed by application of the doctrine of merger, or as a result of such foreclosure or conveyance, unless in such case the Mortgagee or any purchaser at a foreclosure sale shall elect in writing to the contrary.  The provisions of this Section 6.20 are in addition to and without limitation of the non-merger provisions of Ind. Code §32-29-8-4(h) and other post-foreclosure rights, remedies, and provisions contained in Ind. Code §32-29-8-4

6.10NON-BORROWER MORTGAGOR.

(a)If any Mortgagor is not the borrower or other applicable primary obligor under the Notes (the “Obligor”), such mortgagor (“Non-borrower Mortgagor”) authorizes Mortgagee to perform any of the following acts at any time, all without notice to Non-borrower Mortgagor and without affecting Mortgagee's rights or Non-borrower Mortgagor's obligations under this Mortgage:

(1) Mortgagee may alter any terms of the Notes or any other Note Document or any part thereof, including renewing, compromising, extending or accelerating, or otherwise changing the time for payment of, or increasing or decreasing the rate of interest thereunder;

(2)Mortgagee may take and hold security for the indebtedness evidenced by the Notes, accept additional or substituted security for such indebtedness, and subordinate, exchange, enforce, waive, release, compromise, fail to perfect, sell or otherwise dispose of any such security;

(3)Mortgagee may apply any security now or later held for the indebtedness evidenced by the Notes in any order that Mortgagee in its sole discretion may choose, and may direct the order and manner of any sale of all or any part of it and bid at any such sale;

(4)Mortgagee may release any borrower of its liability for the indebtedness evidenced by the Notes or any part thereof;

(5)Mortgagee may substitute, add or release any one or more guarantors or endorsers of the Notes; and

(6)Mortgagee may extend other credit to Obligor, and may take and hold security for the credit so extended, whether or not such security also secures the indebtedness evidenced by the Notes.

(b)Non-borrower Mortgagor waives:

(1)Any right it may have to require Mortgagee to proceed against Obligor, proceed against or exhaust any security held from borrower, or pursue any other remedy in Mortgagee’s power to pursue;

(2)Any defense based on any legal disability of borrower, any discharge or limitation of the liability of Obligor to Mortgagee, whether consensual or arising by operation of law or any bankruptcy, reorganization, receivership, insolvency, or debtor-relief proceeding, or from any other cause, or any claim that Non-borrower Mortgagor's obligations exceed or are more burdensome than those of Obligor:

(3)All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Mortgage and of the existence, creation, or incurrence of new or additional indebtedness of Obligor, and demands and notices of every kind;

(4)Any defense based on or arising out of any defense that Obligor may have to the payment or performance of the Notes or any of the other obligations owed to Mortgagee, or any part thereof; and

(5)Until the obligations owed to Mortgagee by Obligor, including the Notes, have been paid and performed in full, all rights of subrogation, reimbursement, indemnification and contribution (contractual, statutory or otherwise), including any claim or right of subrogation under the Bankruptcy Code (Title II of the U.S. Code) or any successor statute, all rights to enforce any remedy that the Mortgagee may have against Obligor, and all rights to participate in any security now or later to be held by Mortgagee for the payment on the Notes.

(c)Non-borrower Mortgagor assumes full responsibility for keeping informed of Obligor's financial condition and business operations and all other circumstances affecting Obligor’s ability to pay and perform its obligations to Mortgagee, and agrees that Mortgagee shall have no duty to disclose to Non-borrower Mortgagor any information which Mortgagee may receive about Obligor's financial condition, business operations, or any other circumstances bearing on its ability to perform.

(d)No provision or waiver in this Mortgage shall be construed as limiting the generality of any other provision or waiver contained in this Mortgage.

6.11NO MODIFICATIONS.  This Mortgage shall not be changed, amended or modified, except in a writing expressly intended for such purpose and executed by Mortgagor and Mortgagee.

[remainder of page intentionally blank; signature page follows]

IN WITNESS WHEREOF, Mortgagor has executed this Mortgage, or has caused this Mortgage to be executed by its duly authorized representative(s) as of the day and year first written above.

GREEN PLAINS MOUNT VERNON LLC, a Delaware limited liability company

By: Green Plains Inc.

an Iowa corporation, Sole Member

By:	/s/ Todd Becker
Name:	Todd Becker
Title:	President & Chief Executive Officer

[Acknowledgement Follows on the Next Page]

This instrument prepared by: _________________ [Name], __________________________ [Address]

After recording, return to: __________________________________

I affirm, under the penalties of perjury, that I have taken reasonable care to redact each Social Security number in this document, unless required by law.   ______________________ [Name]

STATE OF _________ )

) SS:

COUNTY OF __________)

Before me, the undersigned, a Notary Public in and for said County and State, this _____ day of ______________________, 2021, personally appeared ___________________________ [Name], ______________________[Title] of ___________________________________, who is personally known to me or who has produced ________________________________ as identification and acknowledged the execution of the foregoing Mortgage. In witness whereof, I have hereunto subscribed my name and affixed my official seal.

My commission expires: _____________

___________________________________________, Notary Public

Resident of _________ County,

[Notary page to Mortgage]

EXECUTED AND DELIVERED in my presence:

_____________________________________ [ Witness’s Signature]

Witness: ______________________________ [Witness’s Printed Name]

STATE OF _________ )

) SS:

COUNTY OF __________)

Before me, a Notary Public in and for said County and State, personally appeared ___________________________________ [Witness’s Name], being known to me to be the person whose name is subscribed as a witness to the foregoing instrument, who, being duly sworn by me, deposes and says that the foregoing instrument was executed and delivered by Mortgagor in the above-named subscribing witness’s presence, and that the abovenamed subscribing witness is not a party to the transaction described in the foregoing instrument and will not receive any interest in or proceeds from the property that is the subject of the transaction

Witness my hand and Notarial Seal this _________ day of _______________________, 2021.

___________________________ [ Notary Public’s Signature]

___________________________ [ Notary Public’s’ Printed Name]

Resident of _________ County, ________

My commission expires: __________________________